UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

SunEdison Semiconductor Limited
(Exact name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation)	001-36460 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

11 Lorong 3 Toa Payoh Singapore 319579 (Address of Principal executive offices, including Zip Code)

(65) 6681-9300 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 18, 2016, SunEdison Semiconductor Limited, a corporation organized under the laws of Singapore (the “Company”), caused an amendment to its Constitution (previously referred to as our “Memorandum and Articles of Association”) to be filed with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”). The amendment eliminated Article 93 of the Constitution of the Company. Article 93 provided an exclusion from the Singapore “corporate opportunity” rules for SunEdison, Inc. while SunEdison, Inc. was a controlling shareholder of the Company. The provision did not expire by its terms when SunEdison, Inc. disposed of its share of the Company in a secondary public offering on June 30, 2015. The Board of Directors approved an amendment to the Constitution eliminating the provision and recommended to the Company’s shareholders that they approve this amendment at the Company’s 2016 Annual General Meeting. This was disclosed in the proxy statement for the Company’s Annual General Meeting. At the Company’s Annual General Meeting on August 3, 2016, the shareholders approved this resolution. The approval was previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on August 4, 2016. Pursuant to the filing with the ACRA, on August 18, 2016 ACRA notified the Company that the amendment to the Constitution would be deemed effective as of August 3, 2016 (the date of shareholder approval).
A copy of the Notice of Resolution: Special Resolution/Amendment to Constitution is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

3.1
Notice of Resolution: Special Resolution/Amendment to Constitution, filed with the Accounting and Corporate Regulatory Authority of Singapore on August 18, 2016 and deemed effective as of August 3, 2016 (date of shareholder approval)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED
Date:	August 25, 2016	By:	/s/ Jeffrey L. Hall
		Name:	Jeffrey L. Hall
		Title:	Executive Vice President Finance and Administration, Chief Financial Officer

Exhibits

Exhibit No.	Description

3.1
Notice of Resolution: Special Resolution/Amendment to Constitution, filed with the Accounting and Corporate Regulatory Authority of Singapore on August 18, 2016 and deemed effective as of August 3, 2016 (date of shareholder approval)